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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Archer-Daniels-Midland Company for the registration of $500,000,000 of its debt securities and warrants to purchase debt securities and to the incorporation by reference therein of our report dated August 1, 1996, with respect to the consolidated financial statements of Archer-Daniels-Midland Company incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1996, filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP
                                          ERNST & YOUNG LLP

Minneapolis, Minnesota
June 25, 1997